Exhibit 99.1

DatChat Acquires Advanced AI Tool to Enhance Myseum Platform

DatChat expands its capabilities with the acquisition of an AI-driven media organization tool, set to redefine digital legacy management

New Brunswick, NJ, August 29, 2024 – DatChat, Inc. (NASDAQ: DATS), a secure messaging, metaverse, and social media company, announced today it has entered into an asset purchase agreement to acquire the source code and complete rights to an artificial intelligence (AI) tool designed for media library organization. This proprietary software, which integrates seamlessly with leading AI models like Gemini, OpenAI, and Claude, will enhance DatChat’s ongoing commitment to providing secure, user-friendly digital legacy solutions through its Myseum platform. Once integrated, it will allow Myseum users to create a multi-tiered social media ecosystem with their family via a secured family network for storage and sharing.

The acquired AI tool is specifically tailored to manage media libraries by intelligently tagging and renaming images and media files, either in mass or individually. This acquisition is a strategic addition to DatChat’s Myseum platform, slated for release in Fall 2024. The integration of this AI technology will empower Myseum users to organize and curate their digital content, ensuring that their most treasured memories are preserved and easily accessible.

“We think the acquisition of this AI tool represents a significant step forward in our mission to create and help users manage their digital legacies and use AI to bring their ancestorial history to life” said Darin Myman, Chief Executive Officer of DatChat, Inc. “With more personal media being generated than ever before, there’s a critical need for innovative solutions that enable secure and meaningful sharing. By integrating this AI technology into our Myseum platform, we will provide users with a robust solution for organizing and sharing their digital collections in a way that we believe is both safe and intuitive.”

The acquisition was made pursuant to an asset purchase agreement on August 27, 2024, for total consideration of 8,000,000 restricted shares of Dragon Interact, Inc., a majority-owned subsidiary of DatChat. This strategic investment demonstrates DatChat’s dedication to enhancing its core offerings and expanding its technological capabilities.

About DatChat, Inc.

DatChat, Inc. is a secure messaging, metaverse, and social media company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. The DatChat Messenger & Private Social Network presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. DatChat’s patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient’s device, while feeling secure that at any time, they can delete individual messages or entire message threads, making it like the conversation never happened.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact

ir@datchats.com

800-658-8081